                                                                   EXHIBIT 21



                    SUBSIDIARIES OF GENERAL AUTOMATION, INC.


General Automation, Inc. owns the issued and outstanding securities of the following corporations as indicated:

                                  % Thereof Owned
                                    by Applicant
Name                                Corporation                 Jurisdiction
---------                         ---------------             -----------------
GA Mentor Ltd.                        100%                     United Kingdom

GA Capital Ltd.                       100%                     United Kingdom